Exhibit 10.5

ATTN:	Brian Hockenberry
BOOZ ALLEN HAMILTON INC.

FROM:	Sara Scrivener
On Behalf of JPMorgan Chase Bank, N.A.

RE:	Rate Swap Transaction Confirmation - AMENDMENT

YOUR REF:

OUR REF:	2000005367897

DATE SENT:	11 April 2017

NO OF PAGES: 6 (Excluding Cover)

URGENT: PLEASE SIGN AND FAX THIS CONFIRMATION TO 001 3026344860

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York

NY 10017

USA

11 April 2017

Amendment of a Rate Swap Transaction

This Confirmation represents an amendment and restatement of any prior documents or other confirming communications between the parties with respect to the Transaction.

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between: JPMorgan Chase Bank, N.A. (“JPMorgan”) and BOOZ ALLEN HAMILTON INC. (the “Counterparty”) on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 17 December 2014, as amended and supplemented from time to time (the “Agreement”), between JPMorgan and the Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

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The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

TRANSACTION DETAILS

JPMorgan Deal Number:	2000005367897

Notional Amount:	USD 100,000,000.00

Trade Date:	06 April 2017

Effective Date:	30 April 2018

Termination Date:	30 June 2021, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The last day of January, February, March, April, May, June, July, August, September, October, November and December in each year, from and including 31 May 2018 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	1.99800 percent

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	New York and London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:	The last day of January, February, March, April, May, June, July, August, September, October, November and December in each year, from and including 31 May 2018 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA provided that, notwithstanding anything to the contrary in the 2006 ISDA Definitions, the rate for a Reset Date will be the rate which appears or is published, offered or otherwise determined 2 London and New York Business Days preceding such Reset Date

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provided, however, that if, in respect of any Calculation Period, the Floating Rate is less than 0.00000 percent, the Floating Rate in respect of that Calculation Period shall be deemed to equal 0.00000 percent

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York and London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

ACCOUNT DETAILS

Payments to JPMorgan in USD:	As per our standard settlement instructions.
Payments to Counterparty in USD:	As per your standard settlement instructions.

OFFICES

JPMorgan:	NEW YORK
Counterparty:	MC LEAN

DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to

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enter into that Transaction. it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

TIME OF DEALING

The time of dealing will be confirmed by JPMorgan upon written request.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 2000005367897

On Behalf of JPMorgan Chase Bank, N.A.

/s/ Sara Scrivener

Name:	Sara Scrivener

Title:	Executive Director

Accepted and confirmed as of the date first written:

BOOZ ALLEN HAMILTON INC.

/s/ Brian Hockenberry

Name:	Brian Hockenberry

Title:	Assistant Treasurer

Your reference number:

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Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact	Telephone Number

Discrepancy of Confo

Group E-mail address:	de.rates.affirmations@jpmchase.com

Facsimile:	001 3026344860

Telex:

Cable:

Please quote the JPMorgan deal number(s): 2000005367897

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